UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	August 25, 2014

Enerpulse Technologies, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-54092	27-2969241
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2451 Alamo Ave SE Albuquerque, New Mexico 87106
(Address of principal executive offices) (zip code)

Registrant’s telephone number, including area code:	(505) 842-5201

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01 Entry into a Material Definitive Agreement.

On August 25, 2014, Enerpulse Technologies, Inc. (the “Company”) entered into a Settlement Agreement (the “Agreement”) with Gordian Group, LLC (“Gordian”) in connection with the redemption of 131,287 shares of common stock of the Company, $0.001 par value per share (the “Subject Shares”) held by Gordian. On May 27, 2014, Gordian exercised a redemption right (the “Redemption”) that had been previously granted by the Company with respect to all the Subject Shares. Pursuant to the Redemption, the Company became obligated to redeem the Subject Shares at an aggregate price of $300,000 (the “Redemption Price”) by no later than 90 days after the exercise of the redemption right, or August 25, 2014.

Pursuant to the Agreement, in full redemption of the Subject Shares and satisfaction of the Redemption, the Company (a) paid to Gordian on August 25, 2014 a cash amount of $200,000 and (b) issued to Gordian on August 25, 2014 a promissory note in the principal amount of $100,000 (the “Note”).

The annual interest rate on the Note is zero percent. The Note matures on the earlier of (i) August 25, 2016, (ii) the date on which the Company or any of its majority-owned subsidiaries consummates any debt and/or equity financings that, together with any other such debt and/or equity financings occurring after the date of this Note, result in aggregate net cash proceeds to the Company and/or such subsidiary equal to or in excess of $500,000, and (iii) upon the occurrence of an event of default.

The Company may at any time, without penalty, prepay in whole or in part the unpaid principal balance of the Note.

The events of default under the Notes include (a) the failure to pay any principal or interest on the due date under any Note and such payment shall not have been made within thirty (30) days of the Company’s receipt of written notice of such failure to pay; and (b) the bankruptcy of the Company. From and after any event of default, interest shall accrue and be payable on the unpaid principal balance of the Note at an annual rate equal to 15%.

Gordian has customary remedies upon the occurrence of an event of default, including the acceleration of amounts payable with respect to the Note.

SECTION 2 – FINANCIAL INFORMATION

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in response to Item 1.01 of this report is incorporated by reference into this Item 2.03.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01  Financial Statements and Exhibits.

Exhibit No.	Exhibit Description
4.1	Promissory Note dated August 25, 2014 issued to Gordian Group, LLC
10.1	Settlement Agreement dated August 25, 2014 by and between Enerpulse Technologies, Inc. and Gordian Group, LLC

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Enerpulse Technologies, Inc.

Date: August 29, 2014	By:	/s/ Joseph E. Gonnella
	Name:	Joseph E. Gonnella